                                                              Exhibit 10.9


           CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
    AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT
         HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                       TECHNOLOGY LICENSE AGREEMENT

                   ------------------------------------

This Technology License Agreement ("Agreement") is made as of this 29th day of June, 1990 by and between WEITEK Corporation, a corporation with a principal place of business at 1060 Arques Avenue, Sunnyvale, California 94086 ("WEITEK") and MIPS Computer Systems, Inc., a California corporation with a principal place of business at 950 de Gulgne Drive, Sunnyvale, California 94086 ("MIPS"). WEITEK and MIPS are sometimes referred to singly as "party" and collectively as the "parties."

1.       DEFINITIONS

The following terms shall have the following meanings for purposes of this
Agreement:

1.1 ASP - means the average selling price during the fiscal quarter for which compensation is being computed. The ASP shall be computed by dividing the Net Revenue received by WEITEK from the sale of each type of MIPS Chip (on a component basis) or Modified MIPS Chip (on a component basis) by the total number of each type of MIPS Chip or Modified MIPS Chip thereof sold during the applicable fiscal quarter.

1.2 DESIGNATED PROCESS TECHNOLOGY - means any technology for the design and manufacture of integrated circuit products that incorporates a type of circuit structure containing both p-channel and n-channel MOS devices on the same silicon substrate (CMOS OR Bi-CMOS).

1.3      EFFECTIVE DATE - means the date first above written.

1.4 GENERATION - means a MIPS Architecture and its Lineal Descendants, a MIPS Chip and its Lineal Descendants and/or a WEITEK Chip and its Lineal Descendants, all in the same Designated Process Technology.

1.5 INTERNAL USE - means the use of a product (whether hardware, software or combination thereof) to perform its intended and customary function by and for the benefit of the party using the product and not for sale, distribution or sublicensing to others. Internal Use includes, but is not limited to, evaluation, development, maintenance, customer support, employee training and the like.

1.6 LINEAL DESCENDANT - means changes and/or modifications within the same Process Technology of MIPS Architecture, MIPS Chip, or WEITEK Chip containing common design parameters and substantially similar functions and/or capabilities. Such changes and/or modifications includes as examples, without limitation, whether singly or in combination, such items as changes to improve manufacturability, process yield, or reliability, changes to fix functional design errors, and changes of speed and/or pin-out.

1.7 MIPS - means MIPS Computer Systems, Inc., a California corporation and each of its subsidiaries which, except for MIPS Computer Systems, Inc., 50% or more of the voting stock or controlling equity is directly owned by MIPS Computer Systems, Inc., or 100% of the voting stock or controlling equity interest of which is directly owned by a corporation which is itself at least 50% or more owned by MIPS Computer Systems, Inc.

1.8 MIPS-BASED SYSTEM - means a computer system containing a CPU which employs MIPS Architecture and/or MIPS Instruction Set.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.9 MIPS ARCHITECTURE - means the organization, structure, and content of any CPU or CPU support chips, or portions thereof, as designed and enhanced by MIPS, including but not limited to, MIPS Instruction Set (for example, the architecture set forth in the book entitled, MIPS RISC ARCHITECTURE) and interface specifications.

1.10 MIPS CHIP(S) - mean(s) (a) the CPU product(s) designed and/or modified by or on behalf of MIPS; (b) the CO-processor product(s) designed and/or modified by or on behalf of MIPS to connect with and operate with the CPU'S; and (c) any other integrated circuit product(s) designed, developed, and/or acquired by MIPS during the Term of this Agreement which (i) is offered by MIPS for sale on a component basis to third parties in the ordinary course of business or (ii) is offered to other MIPS architecture licensees for manufacture and sale on a component basis to third parties in the ordinary course of business. Notwithstanding the foregoing, nothing in this definition shall require MIPS, or be deemed to create an obligation on the part of MIPS, to create, develop, or acquire any particular MIPS Chip referred to above. MIPS Chips do not include those custom MIPS Chips designed by or on behalf of MIPS exclusively for a third party.

1.11 MIPS COMMERCIAL DOCUMENTATION - means the manuals, user guides, and other documentation relating to MIPS Architecture, MIPS Chips, MIPS Commercial Software or MIPS Systems, as applicable, including all modifications, Patches, New Releases, Updates, derivations of and any other changes thereto, whether in written, graphical, human readable or machine-readable form, and on any medium, when MIPS offers for sale or distribution to third parties in the ordinary course of business, as set forth in MIPS then current price list or similar publication.

1.12 MIPS COMMERCIAL SOFTWARE - means the software in both source code form and object code form owned, licensed or otherwise acquired by MIPS as of the Effective Date or thereafter during the Term including all modifications, Patches, New Releases, Updates, derivations of and any other changes thereto, whether in written, graphical, human readable, machine-executable or machine-readable form, and on any medium, which MIPS offers for licensing by third parties in the ordinary course of business, as set forth in MIPS then current price list or similar publication. MIPS Commercial Software includes MIPS Binary Software and MIPS Source Code Software.

1.13 MIPS DOCUMENTATION - means MIPS Commercial Documentation and MIPS Architecture License Documentation.

1.14 MIPS INSTRUCTION SET - means all or a portion of MIPS instruction set as implemented in MIPS Chips, as applicable (for example, the instruction set specified in the book entitled "MIPS RISC ARCHITECTURE").

1.15 MIPS ARCHITECTURE LICENSE DOCUMENTATION - means the manuals, user guides and other documentation relative to the MIPS Architecture, MIPS Chips or MIPS Software, as applicable, including all modifications, Patches, New Releases, Updates, derivations of and other changes thereto, whether in written graphical, human readable or machine readable form, and on any medium, which MIPS makes available to architecture licensees, which is not set forth in MIPS then current price list or similar publication and which is provided by MIPS to WEITEK for any of the activities contemplated to be performed by WEITEK pursuant to this Agreement.

1.16 MIPS ARCHITECTURE LICENSE SOFTWARE - means the software in source code form or object code form owned, licensed or otherwise acquired by MIPS as of the Effective Date or thereafter during the Term including all modifications, Patches, New Releases, Updates, derivations of and any other changes thereto, whether in written, graphical, human readable or machine-readable form, and on any medium,


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

which MIPS licenses to architecture licensees, provided by MIPS to WEITEK for any of the activities contemplated to be performed by WEITEK pursuant to this Agreement.

1.17 MIPS BINARY SOFTWARE - means MIPS Commercial Software in object code form (also called binary or executable code).

1.18 MIPS SOFTWARE - means MIPS Commercial Software and MIPS Architecture License Software.

1.19 MIPS SOURCE CODE SOFTWARE - means MIPS Commercial Software in source code form, or in a form from which a human readable form can be produced without reverse compilation.

1.20 MIPS SYSTEM - means a computer system manufactured by or on behalf of MIPS and containing one or more MIPS Chips.

1.21 MIPS TECHNOLOGY - means all patents (including utility models), copyrights, mask work rights, trademarks, trade secrets and know-how or portions thereof owned, licensed or otherwise acquired by MIPS as of the Effective Date or thereafter during the Term with respect to the technology licensed by MIPS to WEITEK pursuant to this Agreement. MIPS Technology includes MIPS Architecture, MIPS Chips, MIPS Documentation, MIPS Software and MIPS Systems.

1.22 MODULE - means two (2) or more integrated circuit products on a substrate.

1.23 NET REVENUE - means the gross revenue received by WEITEK for products incorporating and/or based upon MIPS Technology which are sold, licensed or otherwise distributed by or on behalf of WEITEK, accounted for in accordance with generally accepted accounting principles consistently applied, and after deduction for discounts, returns, freight, insurance, taxes and duties, if any, and after deduction of payments for any compensation or other consideration payable by WEITEK to a third party upon the grant of sublicenses with respect to MIPS Technology or prerequisites thereto (such as an AT&T UNIX license).

1.24 NEW RELEASE - means any revision of MIPS Documentation and/or MIPS Software which contains major enhancements and which may include new features and/or new functions and which is offered for sale or license by MIPS on a general commercial basis in the ordinary course of business.

1.25 PATCHES - means any revision to MIPS Documentation and/or MIPS Software which contains bug fixes only and which contains no enhancements and no new features or new functions.

1.26 RUNTIME - means any software which (a) has been compiled, assembled or interpreted by WEITEK or any of its sublicensees using MIPS Commercial Software, or (b) incorporates a runtime library portion of a MIPS compiler or substantial portion thereof, or (c) incorporates Systems Programmer's Package
(SPP) or a substantial portion thereof.

1.27     SOURCE MATERIALS - means MIPS Source Code Software, MIPS
Architecture License Software and/or MIPS Architecture License Documentation.

1.28 TERM - means the term of this Agreement, commencing upon the Effective Date and extending for a period of time of five (5) years thereafter, unless terminated or cancelled sooner in accordance with the provisions of this Agreement.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.29 UPDATE(S) - means any revision to MIPS Documentation and/or MIPS Software which contains Patches and certain enhancements and/or new features and/or new functions but is not a sufficient revision to constitute a New Release.

1.30 WEITEK - means WEITEK Corporation, a California corporation and each of its subsidiaries which, except for WEITEK Corporation, 50% or more of the voting stock or controlling equity is directly owned by WEITEK Corporation, or 100% of the voting stock or controlling equity interest of which is directly owned by a corporation which is itself at least 50% or more owned by WEITEK Corporation.

1.31 WEITEK CHIP(S) - mean(s) an integrated circuit product which embodies or is based upon part or all of MIPS Technology licensed by MIPS to WEITEK and implemented in Designated Process Technology and which is not pin-compatible with MIPS Chips.

2.       TECHNOLOGY LICENSE

2.1      ARCHITECTURE

         2.1.1 LEVEL 2 ARCHITECTURE LICENSE - COMPONENT SALE. Subject to the terms and conditions of this Agreement, upon payment by WEITEK to MIPS of the fees set forth in section 3.1.1, below, and subject to payment to MIPS of the royalties set forth in section 3.1.2, below, MIPS shall grant to WEITEK and WEITEK shall accept a worldwide, personal, non-exclusive, non-transferable, royalty-bearing (as set forth in section 3, below), non-assignable and revocable right and license to use (without the right to sublicense, transfer or convey such rights, in whole or in part) MIPS Technology, only as set forth in Exhibit A, for the purposes of designing, modifying, manufacturing, having manufactured, marketing, selling and otherwise disposing of integrated circuits which embody or are based upon part or all of MIPS Technology licensed by MIPS to WEITEK and implemented in Designated Process Technology and which are not pin-compatible with MIPS Chips, in WEITEK products, as components or Modules. The deliverables set forth on Exhibit A are the same as those provided to all Level 2 Architecture Licensees for the same Generation in the same Designated Process Technology. MIPS agrees, during the Term of this Agreement, to provide to WEITEK the deliverables which are provided to Level 2 Architecture Licensees for the same Generation in the same Process Technology provided that WEITEK is entitled to receive said deliverables under the terms of this Agreement. WEITEK Chips shall not be eligible for certification by MIPS. WEITEK shall bear the entire expense of all development, manufacturing, sale and support activities and WEITEK shall be responsible for performing all work involved. When referring to WEITEK Chips, WEITEK shall state that such chips incorporate MIPS Architecture.

                  2.1.1.1 LINEAL DESCENDANTS. Subject to the terms and conditions of this Agreement, MIPS shall, [*] provide to WEITEK all rights, licenses, and deliverables with respect to Lineal Descendants of the then current Generation of MIPS Chip licensed by MIPS to WEITEK and for which WEITEK has paid a fee.

                  2.1.1.2 NEW GENERATIONS. Subject to the terms and conditions of this Agreement, upon payment to MIPS of the fees set forth in section 3.1.1.2, below, and subject to payment to MIPS of applicable royalties as set forth in section 3.1.2, MIPS shall provide to WEITEK all rights, licenses and deliverables for new Generations of MIPS Chips after the first Generation licensed by WEITEK, provided that WEITEK has acquired and paid for each previous Generation.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  2.1.1.3 NEW PROCESS TECHNOLOGIES. Subject to the terms and conditions of this Agreement, upon payment to MIPS of the fees set forth in section 3.1.1.3, below, subject to payment to MIPS of applicable royalties as set forth in section 3.1.2, and subject to such additional terms and conditions as are necessary as a function of technical aspects of the proposed new process technology implementation. MIPS shall provide to WEITEK all rights, licenses, and deliverables regarding any then current Generation of MIPS Architecture implemented in a process technology other than Designated Process Technology.

         2.1.2    R5000 OPTION

         Subject to the terms and conditions of this Agreement, and upon payment of the fees set forth in section 3.2, below, MIPS shall grant to WEITEK and WEITEK shall accept the same rights, licenses and obligations with respect to the deliverables set forth in Exhibit B, as those rights and licenses set forth in section 2.1.1, above.

         2.1.3    ARCHITECTURE MAINTENANCE

         Subject to the terms and conditions of this Agreement and upon payment of the fees set forth in section 3.3, below, MIPS shall provide WEITEK with corrections and modifications to the Exhibit A deliverables and, if applicable, the Exhibit B deliverables, for the Designated Process Technology which MIPS makes available in the ordinary course of business to its licensees.

2.2      SOFTWARE LICENSE

         2.2.1 MIPS SOURCE CODE SOFTWARE. Subject to the terms and conditions of this Agreement and the MIPS Source Code Use License Agreement, and upon payment by WEITEK to MIPS of the applicable license fees, MIPS shall grant to WEITEK and WEITEK shall accept a world-wide, personal, non-exclusive, non-transferable, non-sublicenseable, non-assignable and revocable right and license, without any right to market, sublicense or distribute, to use, copy, and modify (except as set forth in section 2.2.5, below) for Internal Use only and only with MIPS Chips in Designated Process Technology and/or MIPS Systems, certain MIPS Source Code Software as set forth on the Source Code Use License Agreement. WEITEK shall be entitled to market, sublicense and distribute WEITEK modifications to MIPS Source Code Software licensed by WEITEK from MIPS Integrated with MIPS Source Code Software subject to each sublicensee (a) having signed a MIPS Source Code Use License Agreement which is then currently in full force and effect and (b) having licensed the equivalent release of MIPS Source Code Software from MIPS. WEITEK may request that MIPS license MIPS Source Code Software to certain WEITEK customers on MIPS then current terms, conditions and prices.

         Modified MIPS Binary Software may be generated by MIPS Source Code Software modified by or on behalf of WEITEK for use in and sublicense in accordance with section 2.2.2, below and in connection with WEITEK products containing WEITEK Chips in Designed Process Technology (except as specified in section 2.2.5 below).

         2.2.2 MIPS BINARY SOFTWARE. Subject to the terms and conditions of this Agreement and the MIPS Binary Software License Agreement and upon payment by WEITEK to MIPS of the applicable license fees, distribution fees and sublicense fees. MIPS shall grant to WEITEK and WEITEK shall accept a world-wide, personal, non-exclusive, non-transferable, fee-bearing, non-assignable and revocable right and license to use for Internal Use and for sublicensing, copy for Internal Use and for sublicensing, market, grant non-exclusive sublicenses for use and distribute


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         certain MIPS Binary Software, as set forth on the Binary Software License Agreement all for use only with WEITEK Chips in Designated Process Technology and/or MIPS-based Systems.

         2.2.3 FUTURE SOFTWARE RELEASES. Updates and Patches to MIPS Source Code Software modified by WEITEK may be distributed without charge to sublicensees by WEITEK provided (1) WEITEK has a then current MIPS Source Code Use License Agreement with rights to distribute Binaries of such software and a then current Software Maintenance Agreement with MIPS for the specific MIPS Software at the equivalent release level, (2) the sublicensee has signed a MIPS Source Code Use License Agreement which is then currently in full force and effect and (3) the sublicensee has licensed the equivalent release of unmodified MIPS Source Code Software from MIPS.

         Updates and Patches to MIPS Binary Software may be distributed to WEITEK's sublicensees, without charge to WEITEK, provided WEITEK has the then current release of MIPS Binary Software and a Software Maintenance Agreement with MIPS regarding such software which is then currently in full force and effect.

         New Releases, distributed by WEITEK to new sublicensees or to sublicensees who do not have the next prior release, are subject to the full New Release fee less discounts applicable to WEITEK, New Releases supplied to current sublicensees who have the next prior release are supplied as upgrades to New Releases at a fee, which is a percentage of the New Release fee (less discounts applicable to WEITEK) specified in MIPS then current price list.

         2.2.4 MIPS ARCHITECTURE LICENSE SOFTWARE. Subject to the terms and conditions of this Agreement and the Source Code Use License Agreement and upon payment by WEITEK to MIPS of the compensation set forth in section 3.1.1, MIPS shall grant to WEITEK and WEITEK shall accept a worldwide, personal, non-exclusive, non-transferable, non-sublicenseable, non-assignable and revocable right and license without any right to market, distribute or sublicense, to use, copy and modify (except as set forth in section 2.2.5, below), all for Internal Use only and only with MIPS Systems, certain MIPS Architecture License Software, as set forth in Exhibit A.

         2.2.5 LIMITATIONS. Neither WEITEK nor any sublicensee of WEITEK shall be authorized or permitted, unless MIPS has agreed in writing in advance, to (a) sublicense or distribute Source Materials, (b) operate (including, without limitation, store, compile and/or edit) Source Materials on systems other than MIPS Systems and/or MIPS Chips in Designated Process Technology, (c) rehost Source Materials with the result that they operate with systems other than MIPS Systems and/or MIPS Chips in Designated Process Technology, (d) retarget Source Materials with the result that Binaries may be generated which are capable of operating with systems other than MIPS Systems and/or MIPS Chips in Designated Process Technology and/or MIPS-based Systems, (e) modify Source Materials or Binaries in order to incorporate any portion of MIPS compiler back end including the optimizer with any compiler front end other than the compiler front ends licensed by WEITEK from MIPS, (f) retarget System Programmer's Package with the result that it models or simulates any computer architecture other than MIPS Architecture,
         (g) modify, adapt, reverse engineer, decompile, disassemble or create derivative works based on MIPS Binary Software, (h) in lieu of a sublicense, lease, rent, loan, or sell MIPS Binary Software on a temporary or permanent basis or, (i) sublicense, distribute or make available to any third party Source Materials.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.3      DOCUMENTATION RIGHTS

         2.3.1 MIPS ARCHITECTURE LICENSE DOCUMENTATION. Subject to the terms and conditions of this Agreement and upon payment by WEITEK to MIPS of the fees set forth in section 3.1.1 MIPS shall grant to WEITEK and WEITEK shall accept a worldwide, personal, non-exclusive, fully-paid, non-transferable, non-assignable and revocable right and license, to use, modify, copy and distribute, all for Internal Use only, without any right to market, copy or distribute outside of WEITEK, MIPS Architecture License Documentation as set forth in Exhibit A.

         2.3.2 MIPS COMMERCIAL DOCUMENTATION. Subject to the terms and conditions of this Agreement and upon payment by WEITEK to MIPS of the fees set forth in section 3.1.1, MIPS shall grant to WEITEK and WEITEK shall accept a world-wide, personal, fully-paid, non-exclusive, non-transferable, non-assignable and revocable (only in accordance with section 8) right and license, to use, modify and distribute all for Internal Use and for distribution outside of WEITEK. MIPS Commercial Documentation, WEITEK shall be responsible for creating and publishing in a timely manner technical documentation to assist WEITEK's customers.

2.4      UPDATES/MAINTENANCE/SUPPORT

         2.4.1 ARCHITECTURE LICENSE. MIPS shall, at no additional charge to the compensation set forth in section 3.1.1, provide to WEITEK, for one (1) year from the Effective Date, all corrections and modifications to the same Generation of MIPS Architecture licensed by MIPS to WEITEK which MIPS makes available in the ordinary course of its business to its architecture licensees for Designated Process Technology.

         Upon payment of the fees set forth in section 3.3, MIPS shall provide to WEITEK, updates and maintenance support to the Deliverables set forth in Exhibit A, with respect to each Generation of MIPS Architecture for Designated Process Technology for which WEITEK has paid the applicable fee.

         2.4.2 ARCHITECTURE LICENSE SOFTWARE. WEITEK shall bear the sole and complete responsibility for maintaining and supporting MIPS Architecture License Software unless the parties mutually agree otherwise. MIPS shall promptly after availability, provide to WEITEK Updates for MIPS Architecture License Software, in accordance with section 2.4.1 above.

         2.4.3 MIPS SOFTWARE. Subject to the terms and conditions of this Agreement and MIPS then current standard Software Maintenance Agreement and upon payment by WEITEK to MIPS of the fees set forth in section 3.4.4, MIPS shall periodically provide to WEITEK all Patches and Updates made by MIPS to MIPS Software licensed by WEITEK (except as otherwise specified herein).

2.5      RESERVATION

MIPS reserves all rights and licenses not expressly granted to WEITEK.

2.6      NO CONTEST

WEITEK shall not contest or take any action to impair MIPS ownership or the validity of MIPS Technology for which WEITEK is a licensee or holder of rights under this Agreement.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.7      NO SUPPORT

MIPS shall have no responsibility or obligation, unless specifically provided otherwise herein or unless otherwise mutually agreed, to provide any maintenance or support whatsoever to any person or entity, including WEITEK, regarding (a) MIPS Chips, (b) WEITEK Chips, (c) MIPS Architecture License Software, (d) WEITEK's modifications to MIPS Commercial Software, (e) WEITEK's modifications to MIPS Commercial Documentation, (f) WEITEK's modifications to MIPS Architecture License Documentation, (g) any other modification by or on behalf of WEITEK to MIPS Technology, (h) WEITEK software or (i) third party products including software.

2.8      WEITEK PURCHASES OF MIPS PRODUCTS

MIPS agrees to negotiate with WEITEK in good faith a Volume Purchase Agreement. Said agreement will allow WEITEK to purchase MIPS Products at the then current discount levels offered to other Level 2 Architecture Licensees purchasing under similar terms and conditions.

3.       COMPENSATION

3.1 LEVEL 2 ARCHITECTURE LICENSE - COMPONENT SALES. In consideration of the Level 2 Architecture License-Component Sales set forth in section 2.1.1, above, WEITEK shall pay MIPS as follows:

         3.1.1    TECHNOLOGY LICENSE FEE

                  3.1.1.1  INITIAL FEE.  WEITEK shall pay MIPS a
                  non-refundable license fee of [*] of which shall constitute prepaid royalties and such [*] shall be payable within forty-five (45) days of the Effective Date, [*] shall constitute a non-refundable licensee fee, in payment of which MIPS shall accept [*] in engineering services from WEITEK and a credit in an amount of [*] from WEITEK which shall be applied pro-rata as payment against [*] of WEITEK products purchased by MIPS for use in MIPS Systems. This credit and the right to take engineering services shall expire at a date to be mutually agreed but in no event later than the Term of this Agreement.

                  WEITEK and MIPS shall mutually agree upon the scope of the work to be performed by WEITEK and schedule therefor. Engineering services performed by WEITEK shall be valued at [*] per day in 1990 and 1991. This value shall increase by 10% per year after 1991. These services shall be performed by senior architecture, software, logic or circuit design engineers, or others as may be mutually agreed. Both parties agree that it is preferable that MIPS purchase WEITEK product rather than WEITEK services and MIPS agrees to use its best efforts to achieve this objective. Despite using its best efforts, if MIPS is unable to purchase [*] of WEITEK products by December 31, 1992, then MIPS shall have the right to accept additional engineering services in lieu of any unutilized portions of the [*] WEITEK product purchase credit. All work products shall be subject to reasonable acceptance by MIPS.

                  To the fullest extent permitted bylaw, the work product of all engineering services performed by WEITEK for MIPS in lieu of cash payments hereunder shall be a "Work Made for Hire." Accordingly, WEITEK hereby: (a) makes an assignment of copyright to MIPS; (b) grants to MIPS all right, title and interest including, without limitation, the


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  right of MIPS to grant licenses and sublicenses to others and to file for copyright and patent with respect thereto, without accounting to WEITEK, in and to all such work products and all patents, copyrights, mask work rights, trade secrets and other proprietary rights therein or based thereon.

                  3.1.1.2 NEW GENERATION RELEASES. If during the Term of the Technology License WEITEK desires to receive any new Generation releases; i.e., beyond the R5000, then WEITEK shall pay MIPS a one-time, up-front, non-recoverable license fee of [*] for each new Generation within thirty
                  (30) days of delivery of the release. Included in the fee for any such new Generation releases will be one (1) year of maintenance comparable to what is provided herein in connection with the initial Deliverables. [*] WEITEK may not skip a Generation.

                  3.1.1.3  OTHER PROCESS TECHNOLOGIES.

                  3.1.1.3.1 If during the Term of the Agreement WEITEK desires to implement MIPS Chips, based on the deliverables provided in CMOS specified in Exhibit A in any Process Technology other than CMOS or Bi-CMOS, then WEITEK shall pay to MIPS a onetime, up-front, non-recoverable license fee of [*] for each additional Process Technology other than CMOS or Bi-CMOS per new Generation in which WEITEK intends to implement. Said fee shall be payable within thirty (30) days of notice by WEITEK to MIPS that WEITEK intends to commence work to implement the deliverables provided in CMOS in another Process Technology.

                  3.1.1.3.2 If during the Term of this Agreement WEITEK desires to implement MIPS Chips based upon deliverables which may be subsequently available from MIPS in any Process Technology other than CMOS, then WEITEK shall pay to MIPS, MIPS then current license fee for each additional Process Technology per new Generation. Said fee shall be payable within thirty (30) days of receipt by WEITEK from MIPS of the deliverables implemented in any Process Technology other than CMOS.

         3.1.2 ROYALTIES. WEITEK shall pay royalties to MIPS regarding WEITEK Chips manufactured by or on behalf of WEITEK (for WEITEK's Internal Use and for external sales) in an amount equal to the following:

                  (a)   [*], the royalty rate shall be [*] of the Net
                  Revenue received by WEITEK per WEITEK Chip sold as a component or in a Module, which is based upon the Exhibit A Architecture License deliverables.

                  (b) For all other WEITEK Chips the royalty rate shall be [*] of the Net Revenue received by WEITEK.

                  WEITEK must pay a royalty on each WEITEK Chip manufactured by or on behalf of WEITEK and sold or used internally but only one royalty shall be payable for each such WEITEK Chip. WEITEK shall pay the same royalty on a dollar per unit basis, regarding WEITEK Chips used by WEITEK for internal purposes, as WEITEK pays regarding sales of the same grade WEITEK Chips to unaffiliated third parties during the same period of time. No royalty shall be payable by WEITEK to MIPS for any WEITEK Chip purchased by MIPS from WEITEK in accordance with this Agreement.

3.2      R5000 OPTION


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Upon exercise of the option as set forth in section 2.1.2, above, WEITEK shall pay MIPS [*], which MIPS shall accept in the form of engineering services to be provided by WEITEK to MIPS, as mutually agreed by the parties, or other compensation as mutually agreed by the parties. WEITEK shall pay royalties to MIPS with respect to WEITEK Chips based upon the Exhibit B deliverables upon the same terms, conditions and prices as set forth in section 3.1.2. with respect to the Exhibit A deliverables, except that the royalty rate for WEITEK Chips as specified in section 3.1.2.(a) shall be [*] and for section 3.1.2(b) the royalty shall be [*].

3.3      ARCHITECTURE MAINTENANCE

In consideration of the grant of rights set forth in section 2.1.3., above, WEITEK shall pay MIPS [*] per year in advance for architecture maintenance. Architecture Maintenance is provided to Weitek at no cost for the first 12 months from the date of delivery of deliverables in Exhibit A, and if applicable in Exhibit B. Weitek is under no obligation to buy support thereafter.

3.4      SOFTWARE FEES

         3.4.1 MIPS SOURCE CODE SOFTWARE. WEITEK shall pay to MIPS, MIPS then current standard license fees for each license of MIPS Source Code Software which WEITEK wishes to obtain as set forth on the Source Code Use License Agreement. WEITEK may license MIPS Source Code Software on a single user, site or corporate basis.

         3.4.2 MIPS BINARY SOFTWARE. WEITEK shall pay to MIPS, MIPS then current standard license fees, distribution fees and sublicense fees for each sublicense and/or Internal Use copy of MIPS Binary Software as set forth on the Binary Software License Agreement. If WEITEK sublicenses, MIPS Binary Software as modified by WEITEK, WEITEK shall pay MIPS the same sublicense fee as if WEITEK were sublicensing unmodified MIPS Binary Software.

         3.4.3 RUNTIME FEES. WEITEK shall pay to MIPS, MIPS then current applicable Runtime Fee for each Runtime used or distributed by WEITEK.

         3.4.4 MAINTENANCE. WEITEK shall pay to MIPS, MIPS then current standard software maintenance fees regarding all MIPS Software on which WEITEK desires to obtain Patches, Upgrades and/or New Releases, as applicable.

3.5      PAYMENT

Except as otherwise explicitly provided in section 3.1.1, WEITEK shall make payments of all compensation due to MIPS within thirty (30) days following the end of each WEITEK fiscal quarter for the payment due during the quarter. On any overdue payments, WEITEK shall pay a one and one-half percent (1-1/2%) per month finance charge, of, if lower, the highest rate then permitted by law, upon the unpaid balance until the date of payment.

3.6      RECORDS AND REPORTS

         3.6.1 RECORDS. WEITEK shall keep accurate records reasonably necessary in accordance with generally accepted accounting principles consistently applied to ascertain the amount of fees, royalties and other compensation payable to MIPS relating to (a) the total amount of Net Revenue regarding WEITEK Chips sold as components or in Modules, (b) the total amount of royalties payable in connection with WEITEK Chips, (c) the total number of licenses and sublicenses of MIPS Commercial Software and the total amount of license, sublicense, distribution and New


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         Release fees payable therefor and (d) copies of WEITEK sublicense agreements. Notwithstanding the foregoing, WEITEK shall not be obligated to keep copies of actual binary licenses other than a standard form of such binary license.

         3.6.2 REPORTS. WEITEK shall report to MIPS on a WEITEK fiscal quarterly basis for each WEITEK Chip manufactured by or on behalf of WEITEK, the Net Revenues for WEITEK Chips so manufactured, each type of MIPS Commercial Software reproduced/licensed/sublicensed by WEITEK, the quantity of MIPS Commercial Software so reproduced/licensed/sublicensed, and the total amount of royalties, distribution fees, license fees and sublicense fees due and owing to MIPS for such WEITEK fiscal quarter. The reports described in this section 3.6.2. shall be made to MIPS no later than thirty (30) days after the close of each WEITEK fiscal quarter.

         3.6.3 AUDIT. MIPS shall have the right, through a nationally recognized independent CPA firm, to make an examination and audit, at its own expense, not more frequently than once per year, during normal business hours, of WEITEK's records and accounts as may contain information bearing upon the amounts due hereunder for a period of time up to five (5) years prior to the date of the audit. Prompt adjustment shall be made by WEITEK for any underpayments disclosed by such audit. In the event that any quarterly report understates the compensation due to MIPS for any fiscal quarter by more than ten percent (10%), WEITEK shall pay any shortfall plus reimburse MIPS for the cost of such audit, but in no case shall the amount reimbursed for the audit exceed the amount identified as shortfall, nor shall any auditor be compensated or incentivized based on the number of errors found. Any and all information regarding Weitek sales or customers shall be treated as Proprietary and Confidential Information and shall not be disclosed to any third party unless legally required to do so.

3.7      TAXES

In addition to the compensation set forth above, WEITEK shall exclusively bear and pay all sales, use, VAT or other taxes, fees, duties, tariffs and levies imposed as a result of payment of the compensation set forth above, other than taxes measured by MIPS income.

4.       INTELLECTUAL PROPERTY RIGHTS

All right, title and interest in and to all MIPS Technology, including any MIPS modifications, enhancements or derivations thereof, and any copies of all or any part thereof, all know-how and all proprietary rights, including patents, patent applications, copyrights, mask work rights and trade secrets, shall at all times be and remain with MIPS or its suppliers, as applicable, WEITEK shall have no ownership of MIPS Technology, other than ownership of the physical media.

All right, title and interest in and to all WEITEK technology, including any WEITEK modifications, enhancements or derivations thereof, and any copies of all or any part thereof, all know-how and all proprietary rights, including patents, patent applications, copyrights, mask work rights and trade secrets, shall at all times be and remain with WEITEK or its suppliers, as applicable. MIPS shall have no ownership of WEITEK technology, other than ownership of the physical media.

All proprietary notices, labels or marks relating to MIPS intellectual property rights ("Notices") incorporated in, marked on, or fixed to MIPS Chips, MIPS Software, MIPS Documentation or MIPS Technology or products incorporating or based upon MIPS Technology by MIPS or its suppliers shall not be removed, altered or obliterated by WEITEK and WEITEK shall, where appropriate, duplicate any such Notices on any copies, in whole or in part, in any form. In addition, WEITEK shall, where appropriate, incorporate adequate notices to protect MIPS intellectual property rights on any MIPS Technology or


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products incorporating or based upon MIPS Technology or any modifications to
MIPS Technology or products incorporating or based upon MIPS Technology made by or on behalf of WEITEK.

WEITEK shall not delivery any MIPS Technology or products incorporating or based upon MIPS Technology or modifications to MIPS Technology made by or on behalf of WEITEK or any portion thereof, or any technical data relating thereto, to any branch or agency of the United States Government without a written predetermination that such items will be protected by limited or restricted rights as set forth in DOD FAR 52.227-7013 or equivalent rights and without taking all required actions to preserve such rights including, without limitation: (a) marking MIPS Software or modified MIPS Software with the then currently prescribed Restricted Rights Legend, (b) marking technical data with the then currently prescribed Limited Rights Legend, and (c) ensuring that the contract with the U.S. Government or agency thereof contains the standard Department of Defense "Rights in Technical Data and Computer Software" clause at DOD FAR 52.227-7013 and the "Restrictive Markings on Technical Data" clause at DOD FAR 52.227-7018 or the equivalent clauses for other government agencies.

5.       PROGRAM MANAGEMENT

5.1      LIAISON

Each party will identify an individual employee ("Program Manager") who shall be responsible for interfacing with the other party. The Program Manager shall be technically knowledgeable about his employer's products and design and manufacturing activities and possess adequate communication skills to keep the other party fully informed relative to his employer's performance under this Agreement. Each party will notify the other in writing or any successor or designee of the Program Manager. The Program Manager shall be responsible for fielding inquiries and facilitating the administration of this Agreement. The parties agree to conduct regular discussions as and when appropriate.

5.2      ON-SITE

Both parties shall permit appropriate employees of the other party to visit their facilities for the purpose of conducting program discussions. Both parties shall be required to give reasonable notice of their intent to visit and shall conduct such visits during normal business hours, subject to mutual convenience of the parties.

Employees of one party visiting the site of the other party (a) shall not be deemed to be employees of the party at the site being visited and (b) shall observe the rules and regulations (as to safety and security) of the party at the site being visited.

Each party shall indemnify the other party against all loss and liability for personal injury and property damage caused by the negligence and/or willful acts or omissions of its employees at the site of the other party.

5.3      OTHER TECHNOLOGY

It is expressly contemplated by the parties that WEITEK [*]. WEITEK, in its discretion, may disclose to MIPS summary technical information regarding any such [*]. MIPS may identify to WEITEK areas of technology which MIPS considers will be useful, for the achievement of the mutual goals and objectives of the parties and this Agreement, for MIPS to obtain a license from WEITEK in such area. If the parties determine that such a license may be appropriate, the parties will negotiate in good faith regarding whether WEITEK will license MIPS as to


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any such proprietary [*] any portions thereof, including the applicable terms, conditions and fees of such license.

6.       TRAINING

6.1      ARCHITECTURE

MIPS shall provide to WEITEK, at no charge to WEITEK additional to the compensation set forth in section 3.1.1, twenty (20) person hours of training to assist WEITEK in understanding MIPS Architecture. The parties agree to negotiate in good faith as to WEITEK's additional training needs.

6.2      MIPS COMMERCIAL SOFTWARE TRAINING

WEITEK may purchase training from MIPS in accordance with the then current MIPS Customer Services price list.

7.       PROPRIETARY INFORMATION AGREEMENT

All information, documentation and devices exchanged between the parties hereunder other than Proprietary Information shall be received and treated by the receiving party on a nonconfidential and unrestricted basis, subject, however, to the restrictions imposed by the Patent, Mask Work Right and Copyright Laws through the grant of valid patents, mask work rights and copyrights; provided, however, the parties agree, for a period of ten (10) years from the date of disclosure, without the prior written consent of the other party regarding a specific contemplated transaction:

7.1 not to disclose Proprietary Information of the other party outside of the receiving party unless such Proprietary Information is produced or disclosed pursuant to applicable laws, regulations or court order, provided the receiving party has given the disclosing party prompt notice of such request so that the disclosing party has an opportunity to defend, limit or protect such production or disclosure; and

7.2 to limit dissemination of the other party's Proprietary Information to only those of the receiving party's officers, directors and employees who require access thereto to perform their functions regarding the purposes of this Agreement; and

7.3 not to use Proprietary Information of the other party except for purposes of this Agreement.

The standard of care to be exercised by the receiving party to meet these obligations shall be the standard exercised by the receiving party with respect to its own proprietary information of a similar nature, but in no event less than due care.

Proprietary Information shall not include any data, information or device that is: (a) in the possession of the receiving party prior to its disclosure by the disclosing party and not subject to other restrictions on disclosure;
(b) independently developed by the receiving party without access to Proprietary Information; (c) publicly disclosed by the disclosing party; (d) rightfully received by the receiving party from a third party without restrictions on disclosures; or (e) approved in writing for unrestricted release or unrestricted disclosure by the disclosing party.

8.       GENERAL TERMS AND CONDITIONS

8.1      GOVERNING LAW


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This Agreement shall be governed by the laws of the State of California, excluding its conflict of laws rules. The parties consent to the personal and exclusive jurisdiction and value of the California federal and state courts, as applicable.

8.2      DISCLAIMER OF WARRANTY

MIPS TECHNOLOGY IS BEING PROVIDED TO WEITEK BY MIPS ON AN "AS IS" BASIS. MIPS MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.3      TERM, CANCELLATION AND TERMINATION

8.3.1    TERM

The Term of this Agreement shall be for five (5) years commencing upon the Effective Date, unless earlier cancelled or terminated in accordance with the provisions hereof.

8.3.2    TERMINATION

Either party may terminate or suspend this Agreement effective immediately and without liability upon written notice to the other party if any one of the following events occurs:

         8.3.2.1 the other party files a voluntary petition in bankruptcy or otherwise seeks protection under any law for the protection of debtors;

         8.3.2.2 a proceeding is instituted against the other party under any provision of any bankruptcy law which is not dismissed within ninety (90) days;

         8.3.2.3  the other party is adjudged a bankrupt;

         8.3.2.4 a court assumes jurisdiction of all or a substantial portion of the assets of the other party under a reorganization law;

         8.3.2.5 a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other party;

         8.3.2.6 the other party becomes insolvent, ceases or suspends business;

         8.3.2.7 the other party makes an assignment of all or a majority of its assets for the benefit of its creditors; or

         8.3.2.8 the other party admits in writing its inability to pay its debts as they become due.

8.3.3    CANCELLATION FOR CAUSE

If either party fails to perform or violates any material obligation pursuant to this Agreement, then, upon thirty (30) days written notice to the breaching party specifying such default (the "Default Notice"), the non-breaching party may terminate or suspend this Agreement, without liability, unless:


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         8.3.3.1  The breach specified in the Default Notice has been cured within the thirty (30) day period; or

         8.3.3.2 The default reasonably requires more than thirty (30) days to correct (specifically excluding any failure to pay money), and the defaulting party has begun substantial corrective action to remedy the default within such thirty (30) day period and diligently pursues such action, in which event, termination shall not be effective unless ninety (90) days has expired from the date of the Default Notice without such corrective action being completed and the default remedied.

8.3.4    CONTINUATION

         Notwithstanding the expiration, termination or cancellation of this Agreement for any reason except for cancellation for cause attributable to WEITEK in accordance with section 8.3.3, above, the rights and licenses granted to WEITEK pursuant to section 2 of this Agreement, with respect to MIPS Technology, shall survive the expiration, termination or cancellation of this Agreement subject to WEITEK's (a) having paid to MIPS the fees set forth in section 3 which have become due and payable prior to the expiration, termination or cancellation of this Agreement, (b) compliance with its non-disclosure obligations and
         (c) payment to MIPS of all applicable royalties, distribution fees, sublicense fees and other software fees as and when such amounts become due and payable. The right of WEITEK to receive from MIPS (a) new Generations of MIPS Technology, (b) information on future Generations of MIPS Technology and (c) information on new technology shall terminate upon the expiration or earlier cancellation or termination of this Agreement.

8.4      PUBLIC ANNOUNCEMENTS

The parties shall, after the Effective Date, make joint announcements regarding this transaction and their relationship in mutually agreeable forms and at a mutually agreeable times. Such announcements shall include a statement, among others, that WEITEK is adopting MIPS Architecture and MIPS Technology for future RISC products.

Prior to such announcements, the parties agree to keep confidential and not to disclose to the public or any third party other than external auditors and disclosures required by law (regarding which the disclosing party shall, in all instances other than regarding necessary approvals of United States government and authorities, give the other party advance written notice of the material circumstances which require the disclosure and the information to be disclosed) any information regarding this matter without the prior consent of the other party.

8.5      EXPORT

Before exporting or reexporting any MIPS Technology, including Updates, or any technical information, technical data (including any confidential information) or the direct product of such technical data of either party, the receiving party must fully comply with all then current laws of the United States including, without limitation, rules and regulations of the United States Office of Export Administration and other applicable U.S. governmental agencies.

8.6      ASSIGNMENT

Neither party shall assign this Agreement or any of the licenses or rights, or delegate any duties created hereunder to any person or entity without the prior written consent of the other party, except as expressly


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set forth herein, and except that (1) MIPS may assign this Agreement to a person or entity with which it has merged or which has otherwise succeeded to all or substantially all of the business and assets of MIPS, and which has assumed in writing or by operation of law its obligations under this Agreement; and (2) WEITEK may assign this Agreement to a person or entity with which it has merged or which has otherwise succeeded to all or substantially all of the business and assets of WEITEK, and which has assumed in writing or by operation of law its obligations under this Agreement, provided said person or entity is not a competitor of MIPS in that it produces non-MIPS RISC-based products. Any attempt of assignment or delegation without the required consent shall be void. This section is not intended to prohibit either party from reasonably subcontracting work in the course of exercising its rights or complying with its obligations pursuant to this Agreement.

8.7      LIMITATION OF DAMAGES

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LOSS OF USE, DATA OR PROFITS, INTERRUPTION OF BUSINESS OR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTY OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER SUCH PROVISION. FURTHER, IN THE EVENT THAT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SHALL REMAIN IN EFFECT.

THE LIABILITY OF EACH PARTY, RESPECTIVELY, IN ANY SINGLE EVENT OR IN THE AGGREGATE, SHALL NOT EXCEED U.S. $1,000,000.

8.8      SURVIVAL

The provisions of section 3 (Compensation), section 4 (Intellectual Property Rights), section 7 (Proprietary Information), section 8.1 (Governing Law), section 8.2 (Disclaimer of Warranty), section 8.5 (Export), section 8.6 (Assignment), section 8.7 (Limitation of Damages), section 9 (Inventions), section 10 (Indemnification) and section 11 (Entire Agreement) shall survive the expiration, cancellation or termination of this Agreement.

9.       INVENTIONS

         9.1 WEITEK. All discoveries, improvements and inventions conceived or first reduced to practice exclusively by or on behalf of WEITEK (collectively, "WEITEK Inventions") shall be the property of WEITEK exclusively throughout the world, WEITEK shall have the exclusive, world-wide right, title and interest in and to all intellectual property rights relating to WEITEK Inventions.

         9.2 MIPS. All discoveries, improvements and inventions conceived or first reduced to practice exclusively by or on behalf of MIPS (collectively, "MIPS Inventions") shall be the property of MIPS exclusively throughout the world. MIPS shall have the exclusive, world-wide right, title and interest in and to all intellectual property rights relating to MIPS Inventions.


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10.      PROPRIETARY RIGHTS INDEMNIFICATION

10.1     INDEMNIFICATION

         10.1.1 INDEMNIFICATION BY MIPS. MIPS shall indemnify and hold WEITEK harmless against any action based on a claim that MIPS Technology when used in accordance with this Agreement infringes a United States patent or copyright, shall defend at MIPS expense all suits against WEITEK based upon such a claim and shall pay all costs and damages finally awarded against WEITEK in such suit, provided that WEITEK shall notify MIPS promptly in writing of such suit and at MIPS request and at MIPS expense MIPS is given sole control of such suit and all information and assistance for defense of same reasonably requested by MIPS. MIPS shall not be liable for any costs or expenses incurred by WEITEK after MIPS has assumed the defense of such action. WEITEK shall have the right to be represented by its own attorney at WEITEK's expense. This indemnity does not extend to any suit based upon an infringement or alleged infringement of any patent, copyright, mask work right or trademark by WEITEK's manufacturing process or modification of MIPS Technology made by or on behalf of WEITEK; the use of MIPS Technology in combination with other technology or software not provided by MIPS or a modification or enhancement to MIPS Technology not made by MIPS, if such claim would not have occurred but for such combination, modification or enhancement; any marking or branding applied to MIPS Technology or modification or design of MIPS Technology by or at the request of WEITEK, except any such marking or branding in accordance with MIPS written instructions; or any infringement based upon third party software except as to any modifications or enhancements to such software made by MIPS and delivered to WEITEK. The foregoing states the entire liability of MIPS for trade secret, patent, mask work right, copyright, trademark or other proprietary rights infringement.

         10.1.2 INDEMNIFICATION BY WEITEK. WEITEK shall indemnify and hold MIPS harmless against any action based on a claim that (1) the process used by or on behalf of WEITEK in manufacturing products incorporating or based upon MIPS Technology, or (2) any WEITEK modification of MIPS Technology, if such claim would not have occurred but for such modification or (3) the use of MIPS Technology in combination with other equipment, software, data or technology not provided by MIPS, if such claim would not have occurred but for such use in combination or (4) any marking or branding applied to MIPS Technology by or at the request of WEITEK except any such marking or branding in accordance with MIPS written instructions, or
         (5) any infringement based upon third party software except as to any modifications or enhancements to such software made by MIPS and delivered to WEITEK, has infringed a United States patent or copyright, shall defend at WEITEK's expense all suits against MIPS based upon such a claim and shall pay all costs and damages finally awarded against MIPS in such suit, provided that MIPS shall notify WEITEK's expense WEITEK is given sole control of such suit and all information and assistance for defense of same reasonably requested by WEITEK. WEITEK shall not be liable for any costs or expenses incurred by MIPS after WEITEK has assumed the defense of such action. MIPS shall have the right to be represented by its own attorney at MIPS expense. The foregoing states the entire liability of WEITEK for trade secret, patent, mask work right, copyright, trademark or other proprietary rights infringement.

10.2     REMEDY FOR INFRINGEMENT

         10.2.1 If any MIPS Technology or any portion thereof, for which MIPS is responsible as set forth in section 10.1.1, is finally adjudged to infringe a United States patent or copyright as to which MIPS is obligated to indemnify WEITEK in accordance with section 10.1.1, MIPS shall use reasonable best efforts to:


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                  10.2.1.1  procure the right to continue using the
                  unmodified MIPS Technology,

                  10.2.1.2 modify the MIPS Technology so that becomes non-infringing, or

                  10.2.1.3 replace the unmodified MIPS Technology, or infringing portions thereof, with reasonably equivalent non-infringing products.

         10.2.2 If any WEITEK manufacturing process, any modification to MIPS Technology, any use of MIPS Technology in combination, any marking or branding of MIPS Technology, or any infringement based upon third party software for which WEITEK is responsible as set forth in section 10.1.2, is finally adjudged to infringe a United States patent or copyright as to which WEITEK is obligated to indemnify MIPS in accordance with section 10.1.2, WEITEK shall use reasonable best efforts to:

                  10.2.2.1 procure the right to continue using the process, modification, marking branding or use in combination

                  10.2.2.2 modify the process, modification, marking, branding or use in combination so that it becomes non-infringing, or

                  10.2.2.3 replace the process, modification, marking, branding or use in combination, or infringing portions thereof, with reasonably equivalent non-infringing products or processes.

         10.2.3 In the event that there is a final adjudication of infringement, the liability of the indemnifying party for infringement indemnification shall terminate with respect to all damages regarding the infringing intellectual property arising after the date of such final adjudication.

11.      ENTIRE AGREEMENT

This Agreement and the exhibits attached hereto contain and constitute the sole, complete and entire agreement and understanding of the parties concerning the matters contained herein and may not be altered, modified or changed in any manner except by writing duly executed by the parties. No statements, promises or representations have been made by any party to another, or are relied upon, and no consideration has been or is offered, promised, expected or held out, other than as stated in this Agreement. No party is relying on any representations other than those expressly set forth herein. No conditions precedent to the effectiveness of this Agreement exist, other than as may be expressly provided herein. There are no oral or written collateral agreements. All prior and contemporaneous discussions and negotiations have been, and are, merged and integrated into, and superseded by, this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representative.

           WEITEK CORPORATION                   MIPS COMPUTER SYSTEMS, INC.
                "WEITEK"                                  "MIPS"

By:  \s\ John Barnes                     By:  \s\
     ---------------------------------       ---------------------------------

Title:  V.P. Development                 Title: Vice President and Treasurer
       -------------------------------          ------------------------------


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Date:  8-10-90                           Date:  August 14, 1990
      --------------------------------         -------------------------------







[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT A

                        ARCHITECTURE LICENSE DELIVERABLES


A. MIPS R Series Architecture Specification including the Instruction Set descriptions for the R4000 Series.

B.       MIPS Instruction Set and System Performance Simulator (SABLE).

C.       MIPS R4000 Test Program

         1.       Source code in Teradyne J953 format

         2.       Pattern source code (Assembly language)

D.       MIPS R4000 RTL Model

         1.       All RTL equations for each chip (ASCII, on tape)

         2.       Binary, executable copy of the MIPS simulator for the R4000
                  (SLOGAN)

         3.       Overview block diagrams of the R4000





[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT B

                        ARCHITECTURE LICENSE DELIVERABLES


A.       MIPS R5000 Architecture Specification (superscalar)

B.       MIPS R5000 Instruction Set and System Performance Simulator (SABLE)

C.       MIPS R5000 Test Programs

         1.       Source code in MIPS then current tester format

         2.       Pattern source code (Assembly language)

D.       MIPS R5000 RTL Model

         1.       All RTL equations for each chip (ASCII, on tape)

         2.       Binary, executable copy of the MIPS simulator for the MIPS
                  Chip

E.       MIPS R5000 Diagnostics

F.       Interface Specifications






[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
          AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT
               HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                              ASSIGNMENT AGREEMENT

     This Assignment Agreement ("Agreement") is made and entered into as of the 19th day of June, 1996 (the "Effective Date") between Weitek Corporation, a California corporation ("Weitek"), and Quantum Effect Design, Inc. ("Quantum").

     WHEREAS, Weitek and MIPS Technologies, Inc. ("MIPS") are parties to that certain Technology License Agreement dated as of June 29, 1990 (the "License Agreement"); and

     WHEREAS, Weitek desires to assign the License Agreement to Quantum, and Quantum desires to accept such assignment; and

     WHEREAS, MIPS has consented to such assignment;

     NOW THEREFORE, in consideration of the mutual promises made herein, Weitek and Quantum hereby agree as follows:

     1. ASSIGNMENT AND ASSUMPTION. Weitek hereby assigns to Quantum all of Weitek's rights and interest in and to the License Agreement, and Quantum hereby accepts such assignment and assumes and agrees to perform all of the obligations of the licensee under the License Agreement. (The assignment of the rights and obligations under the License Agreement provided for in this
Section 1 is referred to as the "Assignment.")

     2. CONSIDERATION. In consideration for the Assignment, Quantum hereby agrees to pay to Weitek the [*] as follows: concurrent with the execution of this Agreement, (i) Quantum shall pay to Weitek by wire transfer the [*] and
(ii) shall execute and deliver to Weitek, and pay when due, a promissory note in the form attached hereto as Exhibit A.

     3. INDEMNIFICATION. Weitek hereby agrees to indemnify and hold harmless Quantum, its officers, directors and stockholders from any and all royalties, fees, payments and other liabilities owing to MIPS under the License Agreement from the effective date of the License Agreement to the Effective Date hereof. Quantum hereby agrees to indemnify and hold harmless Weitek, its officers, directors and stockholders from any and all royalties, fees payments and other liabilities owing to MIPS under the License Agreement from and after the Effective Date hereof.

     4. NO WARRANTIES GIVEN. Weitek's assignment hereunder is made with no representation or warranty of any type (other than to represent to Quantum that the Assignment has been approved by MIPS). Quantum acknowledges that it has reviewed and understands the scope of the License Agreement, and is not relying any representation of Weitek with respect to the execution and delivery of this Agreement.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                       22.

     5. MISCELLANEOUS.

        5.1 COMPLETE AGREEMENT; NO ORAL MODIFICATION. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof, and supersedes all other communications or negotiations relating thereto between the parties. No amendment or change hereof or addition to this Agreement shall be effective unless reduced to a writing signed by authorized representatives of the parties.

        5.2 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

     IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS LICENSE AGREEMENT AS OF THE EFFECTIVE DATE SET FORTH ON THE FIRST PAGE HEREOF.


WEITEK CORPORATION                            QUANTUM EFFECT DESIGN, INC.

By:   \s\ R.I.S. Bohnet                       By:  \s\ Thomas J. Riordan
   ----------------------------                  -------------------------------

Name:  R.I.S. Bohnet                          Name:  Thomas J. Riordan
     --------------------------                    -----------------------------

Title:  President                             Title:  President
      -------------------------                     ----------------------------







[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                       23.

                CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
          AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT
               HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                             AMENDMENT No. 1 TO THE
                          TECHNOLOGY LICENSE AGREEMENT

This Amendment No. 1 to the Technology License Agreement (this "Amendment") is entered into between MIPS Technologies, Inc. ("MIPS") and Quantum Effect Design, Inc. ("QED"), effective March 31, 1997.

WHEREAS, MIPS Computer Systems, Inc. ("MCSI") and Weitek Corporation ("Weitek") entered into a Technology License Agreement, dated June 19, 1990 (the "Weitek Technology License Agreement"), under which MCSI licensed to Weitek certain technology, including the MIPS(R) Instruction Set Architecture;

WHEREAS, MCSI merged into Silicon Graphics, Inc. ("SGI") effective on June 29, 1992, and MIPS, as the surviving business entity to MCSI, succeeded to the rights and obligations of MCSI under the Weitek Technology License Agreement;

WHEREAS, Effective June 19, 1996, Weitek assigned to QED all of Weitek's rights and interests in and to the Weitek Technology License Agreement and QED accepted such assignment and assumed and agreed to perform all of the obligations of Weitek under the. Weitek Technology License Agreement;

WHEREAS, MIPS consented to such assignment; and

WHEREAS, QED has exercised the R5000 Option described in Section 2.1.2 of the Weitek Technology License Agreement and QED and MIPS have agreed to the form of compensation, valued at [*], which QED owes MIPS for the exercise of such option as required by Section 3.2 of the Weitek Technology License Agreement.

NOW THEREFORE. the parties agree as follows:

A. The parties acknowledge and agree that MIPS and QED are bound by the terms and conditions of the Weitek Technology License Agreement, in the manner specified in Section 8.3.4, to the same extent that each party's predecessor in interest (i.e., MCSI and Weitek) was bound as of the expiration date of the Weitek Technology License Agreement. Further, all references to Weitek in the Weitek Technology License Agreement will be deemed references to QED. For convenience of drafting, references in this Amendment to defined terms which are used in the Weitek Agreement and which contain "Weitek" will include `QED" instead of "Weitek". For example, "Weitek Chips" are referred to as "QED Chips" in this Amendment.

B. The parties acknowledge and agree that (a) the R5000 Option described in Section 2.1.2 constitutes a license to the MIPS IV Instruction Set Architecture, (b) the scope of QED's license rights to the MIPS IV Instruction Set Architecture are specified in Section 2.1.1, and (c) the license is effective in the manner specified in Section 8.3.4. Further, since QED already has the technology required to exercise such license rights, the parties acknowledge and agree that MIPS is not required to provide QED with any deliverables, notwithstanding anything contained in the Weitek Technology License Agreement or Exhibit B to the contrary.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                       24.

C. Notwithstanding anything contained in Section 3.2 of the Weitek Technology License Agreement to the contrary, the parties acknowledge and agree that as compensation for the R5000 Option as set forth in Section 2.1.2, QED will pay MIPS [*], in the following manner:

         (i) QED will pay MIPS [*] by April 30, 1997, in immediately available funds in the manner specified by MIPS.

         (ii) The remaining [*] will be paid by QED to MIPS in the form of incremental royalties (i.e., increased royalties paid in addition to those otherwise payable under the Weitek Technology License Agreement) on each of the specified QED Chips in accordance with the following schedule:

                     QED Chip          Incremental Royalty %
                     --------          ---------------------
                      RM5230                    [*]

                      RM5260                    [*]

                      RM7000                    [*]

         (iii) Incremental royalties for other QED Chips will be mutually agreed upon in writing based on the likeness of such QED Chips to the above QED Chips considering the similarity of the core processor design and ASP. So-called "ASSP" (highly integrated derivatives) of a QED Chip will be subject to the incremental royalty rate applicable to the QED Chip from which it was derived. The parties must make good faith efforts to agree to the appropriate incremental royalty prior to the shipment of any of the QED Chips described in this Section C(iii).

         (iv) At any time prior to April 30, 2000, QED may compensate MIPS for the then-current outstanding balance of the [*] compensation for the R5000 Option by means of engineering services that are mutually agreed upon in writing by MIPS and QED.

         (v) If the entire [*] compensation has not been paid by April 30, 2000, QED will pay in full to MIPS the remaining balance of the [*] compensation in a lump sum by that date. QED's obligation to pay the [*] compensation will survive any expiration or termination of the Weitek Technology License Agreement.

MIPS Technologies                         Quantum Effect Design, Inc.

By: \s\ John Burgoin                      By: \s\ Thomas J. Riordan
    --------------------------------          --------------------------------

Name: John Bourgoin                       Name: Thomas J. Riordan
      ------------------------------            ------------------------------

Title: President, MTI                     Title:   President
       -----------------------------             -----------------------------

Date: 3/31/97                             Date:    31 March 97
      ------------------------------            ------------------------------



[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                       25.